Exhibit (a)(1)(G) Scene 1 (00m00s - 00m06s) Description: equitv.aon.com/viewer/StokeTherapeutics23/UWSO/1a1672bbf 8df4236 Words on screen: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | Stoke Therapeutics' Option Exchange Program Overview (2023)


Welcome
to Stoke Therapeutics' video on our
stock option exchange program
OPTION
STOKE
UWSO
Stoke Therapeutics Option Exchange Program Overview
STOKE

Scene 2 (00m06s - 00m11s)

Script:
Welcome to this video that will explain the Stoke Therapeutics stock option exchange program.

Words on-screen:

- Welcome to Stoke Therapeutics' video on our stock option exchange program
- UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Scene 3 (00m11s – 00m41s) Script: Under our stock option exchange program, we are offering our current employees, or Eligible Employees, the right to exchange certain significantly out-of-the- money or “underwater” stock options for new restricted stock units on an approximately value-neutral basis. Advisers, consultants, contractors, and current or former non-employee directors are not eligible to participate in the stock option exchange program. Words on-screen: • Welcome to Stoke Therapeutics’ video on our stock option exchange program • Underwater Option • Exchange • Restricted Stock Units (RSUs) • Advisers, consultants, contractors, and current or former non-employee directors are not eligible to participate in the program • UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Scene 4 (00m41s - 00m43s) Script: We’re excited to bring you this opportunity to exchange your eligible underwater stock options… Words on-screen: • Welcome to Stoke Therapeutics’ video on our stock option exchange program • Option • UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | Stoke Therapeutics' Option Exchange Program Overview (2023)

Scene 5 (00m43s - 00m49s)



Welcome
to Stoke Therapeutics' video on our
stock option exchange program
RSU
UWSO
Stoke Therapeutics Option Exchange Program Overview
STOKE

Script:
…for new restricted stock units.

Words on-screen:
- Welcome to Stoke Therapeutics' video on our stock option exchange program
- UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Scene 6 (00m49s - 01m01s) Script: Before making your decision, however, you should be aware that stock option exchanges have certain factors that are important to understand when deciding what’s right for you. Words on-screen: • Welcome to Stoke Therapeutics’ video on our stock option exchange program • UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Scene 7 (01m01s - 01m13s) Script: First – let’s define an underwater stock option. An underwater stock option is a stock option whose exercise price is greater than the current market price of the company’s stock. Words on-screen: • Underwater Stock Option • A stock option whose exercise price greater than the current market price of the company’s stock • Exercise Price (In USD) • Stock Price (in USD) • UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Scene 8 (01m13s - 01m18s) Script: When a stock option becomes significantly underwater, employees may... Words on-screen: • Underwater Stock Option • A stock option whose exercise price greater than the current market price of the company’s stock • Exercise Price (In USD) • Stock Price (in USD) • UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Scene 9 (01m18s - 01m25s) Script: …lose sight of the possibility that the stock could rebound, making their stock options of real value again. Words on-screen: • Underwater Stock Option • A stock option whose exercise price greater than the current market price of the company’s stock • Stock Price (In USD) • Exercise Price (in USD) • UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Scene 10 (01m25s - 01m31s) Script: All stock options have some degree of value so long as they are held by the employee. Words on-screen: • Underwater Stock Option • A stock option whose exercise price greater than the current market price of the company’s stock • All stock options have some degree of value so long as they are held by the employee. • UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | Stoke Therapeutics' Option Exchange Program Overview (2023)



OPPORTUNITY
STOKE
THERAPEUTICS
UWSO
Stoke Therapeutics Option Exchange Program Overview
STOKE

Scene 11 (01m31s - 01m39s)

Script:
But we also know it is important to many of you to see opportunity over shorter horizons.

Words on-screen:

- Opportunity
- Stoke Therapeutics
- UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Scene 12 (01m39s-01m53s) Script: A stock option exchange is an opportunity for eligible employees with eligible underwater stock option awards to exchange their stock options for new restricted stock units or RSUs. Words on-screen: • Option Exchange • Underwater Option • Exchange • Restricted stock Units (RSUs) • UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | Stoke Therapeutics' Option Exchange Program Overview (2023)


Option Exchange
An RSU is an award that represents shares of Stoke Therapeutics stock
Once it vests, your RSU becomes stock
OPTION
Underwater Option
EXCHANGE
RSU
Restricted Stock Units (RSUs)
UWSO
Stoke Therapeutics Option Exchange Program Overview
STOKE

Scene 13 (01m53s - 02m05s)

Script:
An RSU is an award that represents shares of Stoke Therapeutics stock but is not actually stock until it vests. Once it vests, it becomes stock.

Words on-screen:

- Option Exchange
- An RSU is an award that represents shares of Stoke Therapeutics stock
- Once it vests, your RSU becomes stock.
- Underwater Option
- Exchange
- Restricted stock Units (RSUs)
- UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Scene 14 (02m05s - 02m25s) Script: Our stock option exchange program will allow Eligible Employees to exchange underwater stock options with an exercise price that is equal to or higher than the 52-week high trading price of our common stock for restricted stock units with approximately the same value. Words on-screen: • Option Exchange • Exercise price must be equal to or higher than the 52-week high trading price of our common stock • RSUs must have approximately the same value • Underwater Option • Exchange • Restricted stock Units (RSUs) • UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Scene 15 (02m25s - 02m27s) Script: This gives you a choice … Words on-screen: • Option Exchange • Keep • Exchange • Underwater Option • Exchange • Restricted stock Units (RSUs) • UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | Stoke Therapeutics' Option Exchange Program Overview (2023)

Scene 16 (02m27s - 02m28s)


Option Exchange
KEEP
EXCHANGE
OPTION
Underwater Option
EXCHANGE
RSU
Restricted Stock Units (RSUs)
UWSO
Stoke Therapeutics Option Exchange Program Overview
STOKE

Script:
.., keep what you have...

Words on-screen:
- Option Exchange
- Keep
- Exchange
- Underwater Option
- Exchange
- Restricted stock Units (RSUs)
- UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | Stoke Therapeutics' Option Exchange Program Overview (2023)



Option Exchange
KEEP
EXCHANGE
OPTION
EXCHANGE
RSU
Underwater Option
Restricted Stock Units (RSUs)
UWSO
Stoke Therapeutics Option Exchange Program Overview
STOKE

Scene 17 (02m28s - 02m32s)

Script:
…or exchange what you have for something new.

Words on-screen:
- Option Exchange
- Keep
- Exchange
- Underwater Option
- Exchange
- Restricted stock Units (RSUs)
- UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Scene 18 (02m32s - 02m48s) Script: There are rules around these types of exchanges that seek to protect both our interests as an employer and our employees’ interests. We also need to assure our shareholders that we are acting in their best interests. Words on-screen: • Option Exchange • Employer • Employees • Exchange • Shareholders • UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Scene 19 (02m48s - 02m58s) Script: Shareholders want assurance that this is not taken lightly and that it doesn’t become a windfall for employees, including executives. Words on-screen: • Option Exchange • Underwater Options and option exchanges are not taken lightly • Windfall • UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Scene 20 (02m58s - 03m12s) Script: It is also important for you to understand that Stoke Therapeutics expects to only make this offering once during the life of these stock options, so it’s important you make this evaluation now. ... Words on-screen: • Option Exchange • Underwater Options and option exchanges are not taken lightly • Tender Offer 1 • UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | Stoke Therapeutics' Option Exchange Program Overview (2023)

Scene 21 (03m12s - 03m30s)


Option Exchange Example
The Tender Offer
OPTION
TENDER OFFER
Click on any of the videos linked above to learn more.
UWSO
Stoke Therapeutics Option Exchange Program Overview
STOKE

Script:
For an example of how exchanges work, click here. For more on the tender offer, click here.

Words on-screen:
- Option Exchange Example
- The Tender Offer
- Click on any of the videos linked above to learn more.
- UWSO: Stoke Therapeutics Option Exchange Program Overview

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Appendix: Glossary Script: No audio. This is what appears when book icon on top right is clicked. Words on-screen: Glossary Award: A non-cash employee incentive Exchange: The process of turning in old stock options in exchange for a new award, which is usually smaller than the original award Exercise: A purchase of company stock at the stock option exercise price Exercise Price: The price at which the employee has the option to purchase company stock Expiration Date: The date by which stock options must be exercised before they expire Restricted Stock Units (RSUs): An equity award in which a promise is made to issue stock, usually at no cost, when vesting restrictions have been met Stock: A security representing ownership in a company Stock Option: An award that gives an employee the right to purchase company stock at a set price for a limited period of time.

Storyboard: Stoke Therapeutics | UWSO | StokeTherapeutics’ Option Exchange Program Overview (2023) Appendix: Glossary Script: No audio. This is what appears when book icon on top right is clicked. Words on-screen: Glossary Restricted Stock Units (RSUs): An equity award in which a promise is made to issue stock, usually at no cost, when vesting restrictions have been met Stock: A security representing ownership in a company Stock Option: An award that gives an employee the right to purchase company stock at a set price for a limited period of time. Stock Option Exchange: A program that allows Stoke Therapeutics stock option holders to turn in their underwater stock options in exchange for a smaller number of restricted stock units Tender Offer: A public bid for stockholders to sell their stock. The SEC regards an offer to exchange underwater stock options as a tender offer Underwater Stock Option: A stock option with an exercise price that is higher than the underlying stock’s current price Vesting Schedule: The time period over which an award holder earns the right to the shares

Storyboard: Stoke Therapeutics | UWSO | The Tender Offer (2023)


TENDER
OFFER
The Tender Offer

Scene 1 (00m00s - 00m06s)

Description:
equitv.aon.com/viewer/StokeTherapeutics23/UWSO/1a1672bbf8df4236

Words on-screen:
- The Tender Offer

Storyboard: Stoke Therapeutics | UWSO | The Tender Offer (2023) Scene 2 (00m06s - 00m15s) Script: Stoke Therapeutics is holding a tender offer that allows you to make the decision regarding whether you would like to participate in the option exchange. Words on-screen: • Making the Election • Tender Offer: Allows you to make the decision on the option exchange • UWSO: The Tender Offer

Storyboard: Stoke Therapeutics | UWSO | The Tender Offer (2023) Scene 3 (00m15s - 00m21s) Script: If you do not make an election, you will retain your original stock options. Words on-screen: • Making the Election • Tender Offer: Allows you to make the decision on the option exchange • If you do not make an election, you will retain your original stock options • UWSO: The Tender Offer

Storyboard: Stoke Therapeutics | UWSO | The Tender Offer (2023) Scene 4 (00m21s - 00m33s) Script: The tender offer period will last at least 20 business days. You should pay close attention to the deadlines, as once the tender offer has closed it will not be reopened. Words on-screen: • Making the Election • Tender Offer: Allows you to make the decision on the option exchange • If you do not make an election, you will retain your original stock options • Pay close attention to the deadlines, as once the tender offer has closed it will not be reopened • UWSO: The Tender Offer

Storyboard: Stoke Therapeutics | UWSO | The Tender Offer (2023) Scene 5 (00m33s - 01m11s) Script: We will provide you with details on how to make the election at the start of the tender offer. If you have multiple awards, you can make a different decision for each award. At any point during the tender offer, you can select or even modify your elections. Once the election period closes, you are locked into your final election. If you choose to exchange your stock options for RSUs, you will be notified of your new award details after the exchange is complete. Much more information will be made available as you go through the process. Words on-screen: • Making the Election • We will provide you with details on how to make the election at the start of the tender offer. • If you have multiple awards, you can make a different decision for each award. • At any point during the tender offer, you can select or even modify your elections. • Once the election period closes, you are locked into your final election. • If you choose to exchange your stock options for RSUs, you will be notified of your new award details after the exchange is complete. • UWSO: The Tender Offer

Storyboard: Stoke Therapeutics | UWSO | The Tender Offer (2023) Scene 6 (01m11s - 01m30s) Script: Stoke Therapeutics cannot advise you on what is the best choice for you, but please ask as many questions as needed. We also encourage you to consult with your tax preparer and/or financial advisor since your individual circumstances may impact what is the best decision for you. Words on-screen: • Stoke Therapeutics cannot advise you on what is the best choice for you • Ask questions • Consult with your tax preparer and/or financial advisor • UWSO: The Tender Offer

Storyboard: Stoke Therapeutics | UWSO | The Tender Offer (2023) Scene 7 (01m30s - 01m46s) Script: For an example on how exchanges work, click here. To view the overview again, click here. Words on-screen: • Option Exchange Example • Stoke Therapeutics’ Option Exchange Program Overview • Click on any of the videos linked above to learn more. • UWSO: The Tender Offer

Storyboard: Stoke Therapeutics | UWSO | Option Exchange Example (2023) Scene 1 (00m00s - 00m06s) Description: equitv.aon.com/viewer/StokeTherapeutics23/UWSO/1a1672bbf8d f4236 Words on-screen: • Option Exchange Example

Storyboard: Stoke Therapeutics | UWSO | Option Exchange Example (2023) Scene 2 (00m06s - 00m45s) Script: Let’s look at an example that uses completely hypothetical prices and exchange ratios. If Stoke Therapeutics stock is trading at $4, you may have stock options with exercise prices of $20, $35, and $50. If you had 1,000 stock options granted at each of the three prices, and if you were offered an exchange at 2.5-1 for the $20 stock options, 4.75-1 for the $35 stock options, and 6.25-1 for the $50 stock options, would it be worth it? Words on-screen: • Example • Note: This example uses hypothetical prices and exchange rates • Stoke Therapeutics Stock Price: $4 per share • Exercise Price: $20; Option Grants: 1,000; Exchange Ratio: 2.5:1 • Exercise Price: $35; Option Grants: 1,000; Exchange Ratio: 4.75:1 • Exercise Price: $50; Option Grants: 1,000; Exchange Ratio: 6.25:1 • UWSO: Option Exchange Example

Storyboard: Stoke Therapeutics | UWSO | Option Exchange Example (2023) Scene 3 (00m45s - 00m54s) Script: Would you trade 1,000 stock options with an exercise price of $50 for 160 RSUs worth $4 each? Words on-screen: Example Note: This example uses hypothetical prices and exchange rates Stoke Therapeutics Stock Price: $4 per share 1,000 $50 options 160 $4 RSUs Exercise Price: $20; Option Grants: 1,000; Exchange Ratio: 2.5:1 Exercise Price: $35; Option Grants: 1,000; Exchange Ratio: 4.75:1 Exercise Price: $50; Option Grants: 1,000; Exchange Ratio: 6.25:1 UWSO: Option Exchange Example

Storyboard: Stoke Therapeutics | UWSO | Option Exchange Example (2023) Scene 4 (00m54s - 1m05s) Script: What about trading 1,000 stock options with a price of $20 options for 400 RSUs with a price of $4 each? Words on-screen: • Example • Note: This example uses hypothetical prices and exchange rates • Stoke Therapeutics Stock Price: $4 per share • 1,000 $20 options • 400 $4 RSUs • Exercise Price: $20; Option Grants: 1,000; Exchange Ratio: 2.5:1 • Exercise Price: $35; Option Grants: 1,000; Exchange Ratio: 4.75:1 • Exercise Price: $50; Option Grants: 1,000; Exchange Ratio: 6.25:1 • UWSO: Option Exchange Example

Storyboard: Stoke Therapeutics | UWSO | Option Exchange Example (2023)


Example
NOTE: This example uses hypothetical prices and exchange ratios
$$$
$
1,000
$20 Options
400
$4 RSUs
OPTION
Exercise Price: $20
Option Grants: 1,000
Exchange Ratio: 2.5:1
OPTION
Exercise Price: $35
Option Grants: 1,000
Exchange Ratio: 4.75:1
OPTION
Exercise Price: $50
Option Grants: 1,000
Exchange Ratio: 6.25:1
UWSO
Option Exchange Example
STOKE

Scene 5 (01m05s - 1m26s)

Script:
Though choosing to exchange the old stock options for new RSUs would be a better deal if the stock stays below $20, each award has a break-even point, where your current stock option could be worth more than your new RSUs down the road if the stock rebounds.

Words on-screen:

- Example
- Note: This example uses hypothetical prices and exchange rates
- Stoke Therapeutics Stock Price: $4 per share
- 1,000 $20 options
- 400 $4 RSUs
- Exercise Price: $20; Option Grants: 1,000; Exchange Ratio: 2.5:1
- Exercise Price: $35; Option Grants: 1,000; Exchange Ratio: 4.75:1
- Exercise Price: $50; Option Grants: 1,000; Exchange Ratio: 6.25:1
- UWSO: Option Exchange Example

Storyboard: Stoke Therapeutics | UWSO | Option Exchange Example (2023) Scene 6 (1m26s - 01m30s) Script: Also, the RSUs will have a new annual vesting schedule. Words on-screen: • The RSUs will have a new annual vesting schedule • UWSO: Option Exchange Example

Storyboard: Stoke Therapeutics | UWSO | Option Exchange Example (2023) Scene 7 (01m30s-01m41s) Script: RSUs automatically settle into stock when they vest, so, unlike stock options, they do not need to be exercised and do not have an expiration date. Words on-screen: • The RSUs will have a new annual vesting schedule • RSUs do not need to be exercised and do not have an expiration date • UWSO: Option Exchange Example

Storyboard: Stoke Therapeutics | UWSO | Option Exchange Example (2023) Scene 8 (01m41s-02m01s) Script: Because you will own the resulting shares of stock outright, RSUs result in a taxable event when they vest. By default, we will withhold some of the shares that are vesting to cover certain withholding obligations the Company is subject to. These features might also affect your decision. Words on-screen: • The RSUs will have a new annual vesting schedule • RSUs do not need to be exercised and do not have an expiration date • RSUs result in a taxable event when they vest • By default, we will withhold some of the shares that are vesting to cover certain withholding obligations • UWSO: Option Exchange Example

Storyboard: Stoke Therapeutics | UWSO | Option Exchange Example (2023) Scene 9 (02m01s-02m11s) Script: Though your exchange will look different than this example, this provides a basic understanding of how exchanges work. Words on-screen: • Example • This example provides a basic understanding of how exchanges work • Exercise Price: $20; Option Grants: 1,000; Exchange Ratio: 2.5:1 • Exercise Price: $35; Option Grants: 1,000; Exchange Ratio: 4.75:1 • Exercise Price: $50; Option Grants: 1,000; Exchange Ratio: 6.25:1 • UWSO: Option Exchange Example

Storyboard: Stoke Therapeutics | UWSO | Option Exchange Example (2023) Scene 10 (02m11s - 02m25s) Script: For more on the tender offer, click here. To view the overview again, click here. Words on-screen: • The Tender Offering • Stoke Therapeutics’ Option Exchange Program Overview • Click on any of the videos linked above to learn more. • UWSO: Option Exchange Example